UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:   (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

2014 January Extension and Repricing Amendment to Credit Agreement

On January 30, 2014, First Data Corporation (the “Company”) entered into a 2014 January Extension and Repricing Amendment (the “Amendment”) to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012 and as modified as of September 27, 2012, February 13, 2013, April 10, 2013 and April 15, 2013, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Amendment, the Company extended the maturity of approximately $941 million of its existing U.S. dollar denominated term loans and approximately €154 million of its existing euro denominated term loans, in each case, from March 24, 2017 to March 24, 2021 (the “2021 Extended Term Loans”).  The interest rate applicable to the 2021 Extended Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus 400 basis points or (b) solely with respect to term loans denominated in U.S. dollars, a base rate plus 300 basis points.

Pursuant to the Amendment, the Company incurred an aggregate principal amount of approximately $1,431 million in new U.S. dollar denominated term loans and approximately €25 million in new euro denominated term loans maturing on March 24, 2017 (the “2017 Second New Term Loans”).  The interest rate applicable to the 2017 Second New Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus 350 basis points or (b) solely with respect to term loans denominated in U.S. dollars, a base rate plus 250 basis points.  The Company used the proceeds from the incurrence of the 2017 Second New Term Loans to repay an equal amount of its outstanding term loan borrowings maturing on March 24, 2017.

Pursuant to the Amendment, the Company also incurred an aggregate principal amount of approximately $63 million in new U.S. dollar denominated term loans maturing on March 24, 2021 (the “2021 New Term Loans”).  The interest rate applicable to the 2021 New Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in U.S. dollars plus 400 basis points or (b) solely with respect to term loans denominated in U.S. dollars, a base rate plus 300 basis points.  The Company used the proceeds from the incurrence of the 2021 New Term Loans to repay an equal amount of its outstanding U.S. dollar denominated term loan borrowings maturing on March 24, 2017.

The foregoing description of the Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto.

Item 2.02              Results of Operations and Financial Condition.

On February 5, 2014, First Data Corporation (the “Company”) issued a press release relating to the Company’s financial results for the fourth quarter of 2013. A copy of the press release is attached as Exhibit 99.1 and hereby incorporated by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act except as shall be expressly set forth by specific reference to such filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item  9.01                 Financial Statements and Exhibits.

(d)                 The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit

4.1

2014 January Extension and Repricing Amendment, dated as of January 30, 2014, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

99.1	Press Release issued by the Company on February 5, 2014.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Compliance Statement for Forward-Looking Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: February 5, 2014